EXHIBIT 23.2

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc. 1997 Non-Qualified Stock Option Plan of our report dated February 15, 1999 with respect to the consolidated financial statements and schedule of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 11, 2000

CH02/22044242.3